Oppenheimer ETF Trust

DISTRIBUTION AGREEMENT

EXHIBIT A

Oppenheimer S&P 500 Revenue ETF (f/k/a Oppenheimer Large Cap Revenue ETF)
Oppenheimer S&P MidCap 400 Revenue ETF (f/k/a Oppenheimer Mid Cap Revenue ETF)
Oppenheimer S&) SmallCap 600 Revenue ETF (f/k/a Oppenheimer Small Cap Revenue ETF)
Oppenheimer S&P Financials Revenue ETF (f/k/a Oppenheimer Financials Sector Revenue ETF)
Oppenheimer S&P Ultra Dividend Revenue ETF (f/k/a Oppenheimer Ultra Dividend Revenue ETF)
Oppenheimer Emerging Markets Revenue ETF
Oppenheimer ESG Revenue ETF
Oppenheimer Global ESG Revenue ETF Oppenheimer Global Revenue ETF Oppenheimer International Revenue ETF
Oppenheimer Russell 1000 Dynamic Multifactor ETF
Oppenheimer Russell 2000 Dynamic Multifactor ETF
Oppenheimer Russell 1000 Momentum Factor ETF
Oppenheimer Russell 1000 Value Factor ETF
Oppenheimer Russell 1000 Low Volatility Factor ETF
Oppenheimer Russell 1000 Size Factor ETF
Oppenheimer Russell 1000 Quality Factor ETF
Oppenheimer Russell 1000 Yield Factor ETF Oppenheimer Emerging Markets Ultra Dividend Revenue ETF Oppenheimer International Ultra Dividend Revenue ETF